Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, VP of Finance & Treasurer
Denver, Colorado 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Pricing of Upsized Public Offering of Common Units

DENVER—March 31, 2010—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that it priced an upsized public offering of 4,250,000 common units at $30.43 per common unit.  MarkWest intends to use the net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, of approximately $123.4 million, as well as any proceeds from the exercise of the underwriters’ over-allotment option, to partially fund its ongoing capital expenditure program.  Pending that use, the Partnership intends to apply a portion of the net proceeds to pay down borrowings under its revolving credit facility.  The Partnership has granted the underwriters a 30-day option to purchase a maximum of 637,500 additional common units to cover over-allotments, if any.

Morgan Stanley, Barclays Capital, UBS Investment Bank, and Wells Fargo Securities are acting as joint book-running managers for the offering.  RBC Capital Markets is acting as a co-manager for the offering. The offering is being made only by means of a prospectus supplement and accompanying base prospectus.  A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

Morgan Stanley

Attn:  Prospectus Dept.

180 Varick Street, 2nd Floor

New York, New York 10014

prospectus@morganstanley.com

Toll-Free: (866) 718-1649

Barclays Capital

c/o Broadridge, Integrated Distribution Services

1155 Long Island Ave.

Edgewood, NY 11717

barclaysprospectus@broadridge.com

Toll-Free: (888) 603-5847

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, NY 10171

Toll-Free: (888) 827-7275

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

equity.syndicate@wachovia.com

Toll-Free: (800) 326-5897

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov.  The common units are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.